SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

         / /     Preliminary Proxy Statement
         / /     Confidential, for Use of the Commission Only (as permitted by
                 Rule 14a-6(e)2))
         /X/     Definitive Proxy Statement
         / /     Definitive Additional Materials
         / /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



                                  UNIFLEX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


         Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials:

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

         (3)      Filing Party:

--------------------------------------------------------------------------------

         (4)      Date Filed:

                                     [LOGO]


                                  UNIFLEX, INC.
                   383 West John Street, Hicksville, NY 11802


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 20, 1997

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UNIFLEX, INC., a Delaware corporation (the "Company"), will be held at the American Stock Exchange, 86 Trinity Place, 13th Floor, New York, New York 10006, on Friday, June 20, 1997 at 10:00 A.M., for the following purposes:

         1. To elect three members of the Board of Directors for the ensuing three years; and

         2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on May 9, 1997, will be entitled to notice of and to vote at the Annual Meeting.

         If you do not expect to attend the Annual Meeting, please sign and mail promptly the enclosed proxy in order that your shares may be voted. A return envelope is provided for your convenience.


                                            By Order of the Board of Directors


                                            HERBERT BARRY, Chairman

Dated:  Hicksville, New York
        May 20, 1997

                                  UNIFLEX, INC.
                   383 West John Street - Hicksville, NY 11802

                           --------------------------

                               PROXY STATEMENT FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 20, 1997

                           --------------------------

         This Proxy Statement is furnished to the stockholders of UNIFLEX, INC. (the "Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies for the Annual Meeting of Stockholders to be held at the American Stock Exchange, 86 Trinity Place, 13th Floor, New York, New York 10006, on Friday, June 20, 1997 at 10:00 A.M. At the Annual Meeting, the stockholders will be asked to (1) elect three members of the Board of Directors for the ensuing three years and (2) to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof. This Proxy Statement is being mailed on or about May 20, 1997.

         Shares represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election of three members of the Board of Directors for the ensuing three years (Herbert Barry, Warner J. Heuman and Martin Gelerman) and (ii) to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof. The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxies executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting, or by execution of a subsequent Proxy which is presented to the Annual Meeting; or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. Proxies marked as abstaining with respect to the election of directors will have the effect of a vote against such proposal.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                                VOTING SECURITIES

         The voting securities of the Company outstanding on May 9, 1997 consisted of 4,293,868 shares of common stock entitling the holders thereof to one vote per share. Stockholders of record as at that date are entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares present in person or by proxy is required for a quorum.

         The following table sets forth the holdings as of May 9, 1997 of the Directors of the Company, the Chief Executive Officer and the four other most highly compensated Executive Officers of the Company, of all Directors and Executive Officers as a group, and of those persons who, to the knowledge of management, owned beneficially more than 5% of the outstanding shares of common stock outstanding which such shares represented on that date.

                          VOTING SECURITY OWNERSHIP OF
                    MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


      Name and Address           Amount and Nature
             of                    of Beneficial                     Percent
      Beneficial Owner              Ownership(1)                   of Class(2)
----------------------------------------------------------------------------
Warner J. Heuman                    467,274(3,10)                    10.2%
383 W. John Street
Hicksville, NY 11802

Herbert Barry                       470,490(4,10)                    10.2%
383 W. John Street
Hicksville, NY 11802

Erich Vetter                        312,999(10)                       6.8%
383 W. John Street
Hicksville, NY 11802

Robert K. Semel                     433,950(5,10)                     9.4%
383 W. John Street
Hicksville, NY 11802

Kurt Vetter                         252,980(6,10)                     5.5%
383 W. John Street
Hicksville, NY 11802

Manfred M. Heuman                   353,252(7,10)                     7.7%
530 E. 76th Street
New York, New York 10021

Martin Brownstein                   196,256(10)                       4.3%
383 W. John Street
Hicksville, NY 11802

Martin Gelerman                       3,000(10)                          *
445 Broad Hollow Road
Melville, NY 11747

Steven Wolosky                        9,000(10)                          *
505 Park Avenue
New York, New York 10022

Lee Cantor                           80,598(8)                        1.8%
383 W. John Street
Hicksville, NY 11802

CMNY Capital, L.P.                  305,158(9)                        6.6%
135 East 57th Street
New York, NY 10022

All Directors and Executive       2,226,547(10)                      48.5%
Officers as a group (9
persons)


--------------------

*        Less than 1%

(1)      Except as noted, shares are owned individually and of record.

(2) Calculations assume that all stock options held by directors and executive officers and exercisable within 60 days after May 9, 1997 have been exercised.

(3) Includes 60,000 shares owned individually and of record by Elaine Heuman, Warner J. Heuman's wife, and 26,490 shares owned by his children.

(4) Includes 34,914 shares held individually and of record by Betty Lou Barry, Herbert Barry's wife.

(5) Includes 150 shares held individually and of record by Fran Semel, Robert K. Semel's wife, as custodian for her son.

(6) Includes 9,300 shares held individually and of record by Stephanie Vetter, Kurt Vetter's wife.

(7) Includes 14,400 shares owned by Manfred M. Heuman as custodian for his grandchildren.

(8) Includes 51,282 shares owned jointly with Melissa Cantor, Lee Cantor's wife, and 5,844 shares held individually and of record by Melissa Cantor.

(9) Includes 54,912 shares owned by CMCO, Inc., an affiliate of CMNY Capital, L.P. and 2,946 shares owned by Robert Davidoff. Mr. Davidoff is a general partner of CMNY Capital, L.P.

(10) Includes shares issuable upon the exercise of currently exercisable stock options as follows: Warner J. Heuman - 69,000 shares; Herbert Barry - 15,000 shares; Kurt Vetter - 6,300 shares; Erich Vetter - 69,000 shares; Manfred M. Heuman - 17,755 shares; Robert K. Semel - 105,000 shares; Martin Gelerman - 3,000 shares; Martin Brownstein - 20,000 shares; Steven Wolosky - 3,000 shares; Lee Cantor - 9,300 shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Article Sixth, Paragraph 1 of the Certificate of Incorporation of the Company, and Article II, Section 2 of its Amended and Restated By-Laws provide for the organization of the Board of Directors into three classes. All Directors are chosen for a full three-year term to succeed those whose terms expire. It is therefore proposed that three Directors be elected to serve until the Annual Meeting of Stockholders to be held in 2000 and until their successors are elected and qualified.

         If no contrary instructions are indicated, it is intended that the accompanying Proxies will be voted for the election of Herbert Barry, Warner J. Heuman and Martin Gelerman, the three nominees. The Company does not expect that any of the nominees listed will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees. The following table sets forth the ages, occupations, terms of office and family relationships of the Directors and Executive Officers of the Company.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY*


                                                                                       Nature of Any
                                                                       Term of             Family
                                      Present and                     Office as      Relationship With
                                    Prior Positions                   Director       Other Directors or
 Name                     Age         With Company                     Expires       Executive Officers
--------------------------------------------------------------------------------------------------------

Warner J. Heuman          72      Chairman Emeritus                      1997            Lee Cantor -
                                  since January                                          son-in-law
                                  1995; Chairman of
                                  the Board, 1971
                                  to January 1995;
                                  Director since
                                  1968.

Herbert Barry             60      Chairman of the                        1997            None
                                  Board, Chief
                                  Executive Officer
                                  since January
                                  1995; President
                                  1971 to January
                                  1995; Director
                                  since 1968.



                                       -6-

                                                                                       Nature of Any
                                                                       Term of             Family
                                      Present and                     Office as      Relationship With
                                    Prior Positions                   Director       Other Directors or
 Name                     Age         With Company                     Expires       Executive Officers
--------------------------------------------------------------------------------------------------------


Erich Vetter              74      Secretary, 1975                        1999            Kurt Vetter - son
                                  to April 1993;
                                  Director since
                                  1968.

Robert K. Semel           59      President, Chief                       1998            None
                                  Operating Officer
                                  since January
                                  1995; Executive
                                  Vice President
                                  December 1990 to
                                  January 1995;
                                  Secretary since
                                  April 1993;
                                  Director since
                                  December 1990.
                                  Mr. Semel is also
                                  a director of
                                  Pentech
                                  International,
                                  Inc.

Kurt Vetter               53      First Vice                             1998            Erich Vetter-father
                                  President -
                                  Engineering since
                                  January 1995;
                                  Vice President-
                                  Engineering  1971
                                  to  January 1995;
                                  Director since 1970.

Martin Brownstein         55      Senior Vice                            1999            None
                                  President since
                                  January 1995;
                                  Vice President-
                                  Advertising
                                  Specialty Sales
                                  1977 to January
                                  1995; Director
                                  since June 1991.



                                       -7-

                                                                                       Nature of Any
                                                                       Term of             Family
                                      Present and                     Office as      Relationship With
                                    Prior Positions                   Director       Other Directors or
 Name                     Age         With Company                     Expires       Executive Officers
--------------------------------------------------------------------------------------------------------

Martin Gelerman           60      Director since                         1997            None
                                  August 1993.
                                  Since February
                                  1997, Mr.
                                  Gelerman has been
                                  President, Human
                                  Resource
                                  Consulting Group,
                                  and Director,
                                  Corporate
                                  Development, of
                                  Lloyd Creative
                                  Staffing Inc.
                                  From 1990 to
                                  October 1996, Mr.
                                  Gelerman was
                                  Senior Vice
                                  President of The
                                  Olsten
                                  Corporation.

Steven Wolosky            41      Director since                         1998            None
                                  February 1994.
                                  For more than the
                                  past five years,
                                  Mr. Wolosky has
                                  been a partner of
                                  Olshan Grundman
                                  Frome &
                                  Rosenzweig LLP,
                                  counsel to the
                                  Company.  Mr.
                                  Wolosky is also
                                  Assistant
                                  Secretary of WHX
                                  Corporation, a
                                  NYSE listed
                                  company.



                                                                                       Nature of Any
                                                                       Term of             Family
                                      Present and                     Office as      Relationship With
                                    Prior Positions                   Director       Other Directors or
 Name                     Age         With Company                     Expires       Executive Officers
--------------------------------------------------------------------------------------------------------

Lee Cantor                37      Vice President -                        (1)        Warner J. Heuman -
                                  Sales since                                        father-in-law.
                                  January 1995;
                                  Vice  President
                                  Advertising
                                  Specialty Sales,
                                  January 1993 to
                                  January  1995;
                                  Sales Manager,
                                  1988 to 1995.


-------------------
* The Directors of the Company, by virtue of certain family relationships and aggregate stockholdings, may be considered control persons of the Company.

(1)      Mr. Cantor is not a director of the Company.

                  None of the Directors or Executive Officers has been involved in material legal proceedings during the last five years in which he has been a party adverse to or has had a material interest adverse to the Company.

                  The Company has a standing Audit Committee, currently comprised of Erich Vetter, Martin Gelerman and Steven Wolosky (with Warner J. Heuman serving as an alternate). The Audit Committee met on three occasions during the fiscal year ended January 31, 1997. The
         Audit Committee reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company's compensation and accounting policies, controls and statements and coordinates with the Company's independent public accountants. The Company does not have a standing Nominating Committee or a committee which serves nominating functions.

                  The Board of Directors held three meetings during the fiscal year ended January 31, 1997. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

         The Board of Directors recommends a vote FOR this Proposal.

                             ADDITIONAL INFORMATION


EXECUTIVE COMPENSATION

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company (Mr. Herbert Barry, the Chairman of the Board and Chief Executive Officer of the Company) and the four most highly compensated executive officers of the Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended January 31, 1997.


                           SUMMARY COMPENSATION TABLE






                                                                                         Long-Term
                                                                                        Compensation
                                                                                        ------------
                                                       Annual Compensation                  Awards
                                              --------------------------------      -------------------

                                                                                                                    All Other
           Name and                                                                          Options               Compensation
      Principal Position          YEAR          SALARY($)            BONUS($)                  (#)                    ($)(1)
-----------------------------     ----          ---------            --------       -------------------      ------------------

Herbert Barry                     1997            648,101            160,155                       --                  1,900
  Chairman of the Board,          1996            426,708             37,000                       --                  1,788
  Chief Executive Officer         1995            371,044             62,000                       --                  1,766


Robert K. Semel                   1997            307,126            237,465                       --                  1,900
  President,                      1996            267,864            145,150                       --                  1,788
  Chief Operating Officer         1995            234,776            132,500                       --                  1,766


Martin Brownstein                 1997            455,598             12,000                   15,000                  1,900
  Senior Vice President-          1996            463,565             11,000                       --                  1,788
  Advertising Specialty           1995            427,143             10,000                       --                  1,766
  Sales

Lee Cantor                        1997            264,756             10,781                       --                  1,900
  Vice President-                 1996            260,700              8,188                       --                  1,788
  Sales                           1995            190,007              6,250                       --                  1,766


Kurt Vetter                       1997            160,000             17,500                       --                  1,900
  First Vice President-           1996            151,278             16,500                       --                  1,788
  Engineering                     1995            140,512             15,000                       --                  1,766



----------------
(1)      Amounts shown reflect Company contributions to 401(k) Plan.



         The following table sets forth certain information regarding stock option grants made to each of the Executive Officers named in the Summary Compensation Table during the fiscal year ended January 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                      Individual Grants
                      --------------------------------------------------------------------------
                                                                                                           Potential Realizable
                                                                                                          Value of Assumed Annual
                                                                                                           Rates of Stock Price
                                                   % of Total                                            Appreciation for Option
                                                     Options                                                        Term(1)
                                                   Granted to       Exercise or                        ----------------------------
                              Options             Employees in      Base Price         Expiration
Name                       Granted(#)(2)           Fiscal Year       ($/sh)(2)            Date             5%($)             10%($)
----                  -----------------------   --------------    -------------     -------------     ------------     -------------

Martin Brownstein             5,000                   13.3%          $5.50              01/31/00         $5,550            $11,850
                              5,000(3)                13.3%          $5.50              01/31/01          7,200             15,800
                              5,000(4)                13.3%          $5.50              01/31/02          8,950             20,150


(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options.
(2)      Adjusted to give effect to a 50% stock dividend paid in October 1996.
(3) No part of such options are currently exercisable. The options may be exercised after February 1, 1998.
(4) No part of such options are currently exercisable. The options may be exercised after February 1, 1999.

         The following table sets forth certain information regarding stock option exercises by each of the Executive Officers named in the Summary Compensation Table during the fiscal year ended January 31, 1997 and unexercised stock options held by such Executive Officers as of January 31, 1997.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                                                                          Value of
                                                                                   Number of             Unexercised
                                                                                  Unexercised           in-the-Money
                                                                                  Options at             Options at
                                                                                  January 31,            January 31,
                                                                                    1997(#)              1997 ($)(1)
                                      Shares
                                   Acquired on               Value               Exercisable/           Exercisable/
Name                             Exercise(#)(2)          Realized($)            Unexercisable          Unexercisable
----                           ------------------     -----------------      -------------------     -----------------


Herbert Barry                         24,000                113,335               15,000/0                108,000/0

Martin Brownstein                          0                      0               15,000/15,000           108,000/33,750

Robert K. Semel                       36,000                160,320               105,000/0               758,250/0

Lee Cantor                                 0                      0               9,300/0                 66,051/0

Kurt Vetter                                0                      0               6,300/0                 41,856/0


-----------------
(1) On January 31, 1997, the last reported sales price of the Company's Common Stock as reported by the American Stock Exchange was $7.75 per share.
(2)      Adjusted to give effect to a 50% stock dividend paid in October 1996.

BOARD OF DIRECTORS COMPENSATION

         The Company pays each non-employee Director a fee of $500 for each Board of Directors' meeting attended.

LONG-TERM INCENTIVE AND PENSION PLANS.

         The Company does not have any long-term incentive or defined benefit pension plans.

EMPLOYMENT AGREEMENTS

         Mr. Herbert Barry is employed under an employment agreement expiring January 31, 2001 which provides for Mr. Barry to be paid (i) a current annual base salary of $122,000 with yearly increases of $12,000, (ii) a sum equal to 1% of all of the Company's sales subject to certain limitations and (iii) regular commissions computed in accordance with the Company's usual practice on all sales which he generates. In addition, Mr. Barry receives a profit incentive cash bonus based upon the consolidated pre-tax profits of the Company.

         Mr. Robert K. Semel is employed under an employment agreement expiring January 31, 2001 which provides for (i) annual compensation of $300,000 until January 31, 1998 and provides for increases in annual compensation in each of the remaining years of his employment agreement, (ii) a profit incentive bonus based upon the consolidated pre-tax profits of the Company and (iii) a sales incentive bonus based upon the consolidated net sales of the Company, subject to certain limitations, in excess of $30 million (other than net sales for which Mr. Herbert Barry is not entitled to an override commission) of the Company.

         The Company has an employment agreement with Martin Brownstein expiring on January 31, 1998 providing for Mr. Brownstein to be paid (a) commissions at the Company's standard commission rates then in effect on all sales of the Company's products which he generates plus (b) commissions equal to 1% of the Company's sales to companies listed in the Advertising Specialty Institute Directory up to and including $1,500,000 and 1 1/4% of all such sales in excess of $1,500,000. The employment agreement is subject to a one year renewal at the end of the current term at the option of Mr. Brownstein.

         The Company has an employment agreement with Lee Cantor, currently expiring on October 31, 1997. The employment agreement is subject to an automatic one year renewal at the end of the current term or any renewal thereof unless either the Company or Mr. Cantor gives a termination notice at least 90 days prior to the expiration of the then current term. Pursuant to the provisions of the employment agreement, Mr. Cantor is paid a salary of $475 per week and commissions at the Company's standard commission rates then in effect on all sales of the Company's products which he generates.

         The Company had an employment agreement with Kurt Vetter that expired on January 31, 1997, but which has been extended pending the execution of a new employment agreement, providing for Mr. Vetter to be paid $160,000 during fiscal 1997.

         In addition, the Company has entered into deferred compensation, and amended and restated employment, consulting and non-competition agreements with each of Warner J. Heuman and Erich Vetter dated as of April 28, 1991, which provide that after termination of the employment agreement, each shall be engaged as a consultant for a period of seven years thereafter. Mr. Erich Vetter retired in February 1993 and Mr. Warner Heuman retired in January 1995. In addition, each shall be entitled to deferred compensation benefits for the balance of his lifetime, and certain death and other fringe benefits.

BOARD  OF  DIRECTORS  INTERLOCKS  AND  INSIDER   PARTICIPATION  IN  COMPENSATION
DECISIONS

                  Other than Messrs. Gelerman and Wolosky, all of the members of the Board of Directors were officers or former officers of the Company during the fiscal year ended January 31, 1997 and participated in the decisions of the Company's Board of Directors concerning executive officer compensation. However, each Director abstained from decisions concerning his own compensation.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

General

         The Board of Directors determines the cash and other incentive compensation, if any, to be paid to the Company's Executive Officers and key employees.

Compensation Philosophy

         The Board of Directors' executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals by (a) setting levels of compensation designed to attract and hold superior executives in a competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and individual initiative and achievement, (c) linking compensation to the Company's annual and long-term performance, (d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e) establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Company has not yet established a policy with regard to Section 162(m) of the Code since the Company has not paid compensation in excess of $1 million per annum to any employee.

Salaries

         Salaries for the Company's Executive Officers are determined by the terms of their employment contracts which are based upon the factors described in the "Compensation Philosophy" paragraph above. Annual salary adjustments are determined consistent with the Company's compensation policy, by the terms of the employment contracts and by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company or to generate sales of the Company's products, length of service to the Company and any increased responsibilities assumed by the executive.

Annual Bonuses and Incentive Compensation

         The Company from time to time considers the payment of bonuses to its Executive Officers although no formal plan currently exists. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of personal goals includes the actual performance of the Company for which the Executive Officer has responsibility as compared to the planned performance thereof, the ability to manage and motivate reporting employees and the achievement of assigned projects. Bonuses are determined annually after the close of each fiscal year. In connection with increased net sales, net income and stockholders' equity for the fiscal year ended January 31, 1997, the Company awarded bonuses to Messrs. Brownstein, Cantor and Kurt Vetter in the amounts of $12,000, $10,781 and $17,500, respectively.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Barry's compensation during the fiscal year ended January 31, 1997 was based upon the terms of his employment agreement which is weighted heavily toward performance criteria. Mr. Barry received a base salary of $110,000 for the fiscal year ended January 31, 1997 and his total compensation was a result of the increase in sales and net income of the Company during the fiscal year. Net sales and net income for the fiscal year ended January 31, 1997 were Company records. Net sales were $34,467,000 compared to $31,510,000 for the fiscal year ended January 31, 1996, an increase of 9.4%. Net income was $1,916,938 compared to $1,459,000 for the year ended January 3, 1996, an increase of 31.4%. The Company's financial success and Mr. Barry's compensation is attributable to Mr. Barry's leadership in providing strategic direction to the Company, in positioning the Company to take advantage of emerging growth opportunities, in developing and maintaining an effective management team for the Company and in communicating and implementing a strong corporate culture and vision within and outside the Company.

STOCK OPTIONS

         During the fiscal year ended January 31, 1997, the Board of Directors awarded stock options to purchase 15,000 shares of Common Stock to Martin Brownstein. See "Option Grants In Last Fiscal Year" above. The exercise price of such options was equal to the fair market value of the Company's Common Stock on the date of grant. No other Executive Officer named in the Summary Compensation Table was awarded stock options during the fiscal year ended January 31, 1997. It is the philosophy of the Board of Directors that stock options should be awarded only to key employees of the Company to promote long-term interests between such employees and the Company's stockholders and to assist in the retention of such employees.


              BOARD OF DIRECTORS:          Herbert Barry
                                           Martin Brownstein
                                           Martin Gelerman
                                           Warner J. Heuman
                                           Robert K. Semel
                                           Erich Vetter
                                           Kurt Vetter
                                           Steven Wolosky

PERFORMANCE GRAPH

         The following graph compares, for each of the fiscal years indicated, the yearly percentage change in the Company's cumulative total stockholder return on its common stock with the cumulative total return of (a) the AMEX Market Index, a broad equity market index, and (b) the Media General ("MG") Group Index, a plastic packaging materials industry index, in each case assuming reinvestment of dividends.



                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
                  RETURN AMONG UNIFLEX, INC., AMEX MARKET INDEX
                               AND MG GROUP INDEX




-------------------------------FISCAL YEAR ENDING-------------------------------
COMPANY                 1992      1993      1994      1995      1996      1997

UNIFLEX INC              100     237.50    525.01    587.50    912.50    1161.92
INDUSTRY INDEX           100     104.69    120.72    106.31    133.02     208.14
BROAD MARKET             100      98.21    117.27    102.35    131.19     141.19

EMPLOYEE BENEFITS

         The Company adopted a qualified profit-sharing plan in January, 1976 and all of its employees (other than employees who are subject to a union or collective bargaining agreement) are eligible to participate after completing six months of continuous service and attaining age 21. The Company is not required to make any minimum contributions and any contributions will be from current or accumulated earnings and will not exceed the maximum amount deductible by the Company under applicable provisions of the Internal Revenue Code.

         Participants may elect (but are not required) to contribute up to 10% of their compensation. In general, the benefits payable to a participant from contributions by the Company become fully vested at the earliest of (1) the participant's normal retirement date, (2) the participant's earlier retirement date if he has completed ten years of participation in the plan, or (3) the participant's completion of fifteen years of service beginning on the effective date of the plan; provided that partial vesting of benefits begins upon completion of five years of service beginning on the effective date of the plan.

         Effective February 1, 1990, the Company established a defined contribution benefit plan pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Full-time employees who have completed twelve months of service may contribute a percentage of their salaries to the 401(k) Plan, subject to certain limits. The Company will match 20 percent of the employee's contribution up to six percent of the employee's salary. The Company's contributions vest at the rate of 20 percent per year of employment. During the fiscal year ended January 31, 1997, the Company contributed $39,819 to the 401(k) Plan.

                              STOCKHOLDER PROPOSALS

         To the extent required by law, any stockholder proposal intended for presentation at next year's annual stockholders' meeting must be received at the Company's principal executive offices prior to January 20, 1998.

                                  OTHER MATTERS

         So far as it is known, there is no business other than that described above to be presented for action by the stockholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

         The Annual Report for the fiscal year ended January 31, 1997, including financial statements, is being mailed herewith. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and another will be sent to you.

                                             By Order of the Board of Directors

                                                HERBERT BARRY, Chairman

Dated:        Hicksville, New York
              May 20, 1997

         The Company will furnish, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended January 31, 1997 (as filed with the Securities and Exchange Commission) to stockholders of record as of May 9, 1997 who make written request to Robert Gugliotta, Vice President-Finance and Treasurer, Uniflex, Inc., 383 West John Street, Hicksville, New York 11802.

                                  UNIFLEX, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING ON JUNE 20, 1997


The undersigned hereby appoints Robert K. Semel and Kurt Vetter and either of them, with power in each to vote in the absence of the other, as the Proxy Agents for the undersigned, with full power of attorney and substitution and with all the powers the undersigned would possess if personally present, to vote all the Common Stock of the undersigned in Uniflex, Inc. at the Annual Meeting of Stockholders scheduled to be held on June 20, 1997 at 10:00 A.M. and at all adjournments thereof.

(1)      Election  of three  Directors  as  recommended  in  Management's  Proxy
         Statement:

              Nominees:    Herbert Barry, Warner J. Heuman and Martin Gelerman

/ / VOTE FOR the nominees listed, except as marked to the contrary above (if any). (To withhold your vote for any individual nominee strike a line through the nominee's name set forth above.)

/ /      VOTE WITHHELD for all nominees.

(2) In their discretion, upon such other business as may properly come before the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1. DISCRETIONARY AUTHORITY IS GRANTED THE PROXY AGENT AS TO OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING. MANAGEMENT KNOWS OF NO SUCH OTHER MATTERS. RECEIPT OF THE UNIFLEX, INC. PROXY STATEMENT IS HEREBY ACKNOWLEDGED. ALL PROXIES HERETOFORE SIGNED BY THE UNDERSIGNED ARE HEREBY REVOKED.

Date:    This ________ Day of _______ 1997



                                    -------------------------------------------
                                           Signature(s) of Stockholder(s)



                                    Please sign exactly as name appears at left.
                                    When   signing   as   attorney,    executor,
                                    administrator,  trustee or guardian,  please
                                    give full  title as such.  Corporations  are
                                    requested   to  sign  their  name  by  their
                                    President or authorized officer. All joint owners should sign.



                        THIS PROXY SHOULD BE RETURNED TO:
  UNIFLEX, INC. - P.O. BOX 9004 - 383 WEST JOHN ST., HICKSVILLE, NEW YORK 11802